Investor Relations - Chris Koegel, (617) 897-4574
For Immediate Release	Media Relations - Jeff Mochal, (704) 733-3589
investor.lpl.com/contactus.cfm
LPL Financial Announces Fourth Quarter and Full Year 2017 Results

Fourth Quarter 2017 Key Performance Indicators

•	Earnings per share ("EPS") increased 50% year-over-year to $0.69, up 10% sequentially.

◦	EPS prior to $0.24 of cost from NPH and $0.10 of benefit from tax reform increased 81% year-over-year to $0.83.

◦	Net Income increased 54% year-over-year to $64 million, up 10% sequentially.

◦	Net Income prior to NPH and tax reform increased 85% year-over-year to $77 million.

•	EPS prior to Amortization of Intangible Assets** increased 46% year-over-year to $0.76.

◦	Prior to NPH and tax reform, EPS prior to Amortization of Intangible Assets increased 71% year-over-year to $0.89.

•	Total Brokerage and Advisory Assets increased 21% year-over-year to $615 billion, up 10% sequentially.

◦	Prior to NPH, Total Brokerage and Advisory Assets increased 14% year-over-year to $581 billion.

•	Total Net New Assets were an inflow of $37.5 billion, including $34.2 billion from NPH.

◦	Total Net New Assets prior to NPH were an inflow of $3.3 billion, translating to a 2.4% annualized growth rate.

•	Net new advisory assets prior to NPH were an inflow of $6.3 billion, translating to a 10% annualized growth rate.

•	Net new brokerage assets prior to NPH were an outflow of $3.0 billion, translating to a (4)% annualized rate.

◦	Advisor count increased to 15,210, up 957 sequentially, including 953 advisors joining from NPH.

•	Gross Profit** increased 16% year-over-year to $403 million, up 4% sequentially, including approximately $4 million generated by NPH advisors.

•	EBITDA** increased 17% year-over-year to $139 million, down 11% sequentially.

◦	EBITDA prior to NPH increased 43% year-over-year to $170 million, and increased 7% sequentially.

◦	EBITDA as a percentage of Gross Profit was 35%, up from 34% a year ago.

•	EBITDA as a percentage of Gross Profit prior to NPH was 43%, up 820 bps year-over-year.

◦	Core G&A** increased 8% year-over-year to $195 million, and increased 9% sequentially.

•	Core G&A prior to NPH increased 1% year-over-year to $183 million, and increased 4% sequentially.

Full Year 2017 Key Performance Indicators

•	EPS increased 22% year-over-year to $2.59.

◦	EPS prior to $0.26 of cost from NPH and $0.10 of benefit from tax reform increased 29% year-over-year to $2.75.

◦	Net Income increased 24% year-over-year to $239 million.

•	Net Income prior to NPH and tax reform increased 32% year-over-year to $254 million.

•	EPS prior to Amortization of Intangible Assets** increased 19% year-over-year to $2.84.

◦	Prior to NPH and tax reform, EPS prior to Amortization of Intangible Assets increased 26% year-over-year to $3.00.

•	Gross Profit** increased 12% year-over-year to $1.6 billion.

•	EBITDA** increased 21% year-over-year to $616 million.

◦	EBITDA prior to NPH increased 28% year-over-year to $651 million.

◦	EBITDA as a percentage of Gross Profit was 40%, up from 36% in 2016.

•	EBITDA as a percentage of Gross Profit prior to NPH was 42%.

◦	Core G&A** increased 4% year-over-year to $727 million.

•	Core G&A prior to NPH increased 2% year-over-year to $712 million, compared to an initial outlook range of $710 - $725 million.

◦	Production retention rate for the year was 95%. Prior to the impact of client departures discussed during the Company's Q2 2017 earnings call, the full year production retention rate was 97%.

Key Updates

•	Estimate NPH overall production transfer rate of approximately 70% and run-rate EBITDA accretion equivalent to production transfer rate of approximately 80%, or $85 million.

•	Established 2018 Core G&A** outlook range of $730 to $750 million prior to NPH, and total Core G&A outlook range of $800 to $830 million.

•	Estimate tax reform will lower the Company's 2018 effective tax rate to within a range of 27% to 29%.

•	Returned $53 million of capital to shareholders in Q4 through $30 million of share repurchases and $23 million of dividends for the quarter.

SAN DIEGO - February 1, 2018 — LPL Financial Holdings Inc. (NASDAQ: LPLA) (the “Company”) today announced results for its fourth quarter ended December 31, 2017, reporting net income of $64 million, or $0.69 per share. This compares with $42 million, or $0.46 per share, in the fourth quarter of 2016 and $58 million, or $0.63 per share, in the prior quarter.
“We delivered another solid quarter capping a year of consistent business and financial results,” said Dan Arnold, president and CEO. “We onboarded the first group of advisors from our NPH acquisition in December and the second group of advisors will join us in February. As we look forward to 2018, we remain focused on our strategic priorities of growing our core business and executing with excellence.”

“We drove operating leverage, grew earnings, and created shareholder value in 2017,” said Matt Audette, CFO. “As we look ahead to 2018, the combined benefit of a strong macro environment, tax reform, and onboarding of NPH is likely to increase our cash flow generation and provide more flexibility to deploy capital. We will continue to be disciplined in our approach as we evaluate the best way to deploy this capital, with a focus on investing for organic growth, taking advantage of M&A opportunities if they arise, and returning capital to shareholders.”

Additional Fourth Quarter 2017 Financial and Business Highlights
NPH Update

•	Onboarded $34.4 billion in Total Brokerage and Advisory Assets, including $26.7 billion in brokerage assets and $7.7 billion in advisory assets, and 953 advisors as of year-end.

•
Q4 onboarding expenses were $17 million, including $7 million of Core G&A expense and $10 million of promotional expense. These expenses, combined with $3 million of Core G&A expense in Q3, make $20 million of onboarding expense in 2017, which were included in the Company’s estimated total onboarding costs of approximately $40 to $60 million.

•
Q4 financial assistance was $44 million, including $32 million provided as forgivable loans and $12 million provided as cash assistance and expensed in Q4. This assistance was included in the Company’s estimated financial assistance of around $100 million.

•
Recorded $98 million in intangible assets and $62 million in goodwill in December related to the Wave 1 onboarding of NPH assets. This increased Q4 amortization of intangible assets expense by $1 million sequentially.

Capital Management

•	The Company returned capital to shareholders totaling $53 million in Q4 2017 and $204 million in full-year 2017, translating to $0.57 per share for Q4 and $2.21 per share for 2017 respectively.

◦
Deployed $30 million of capital to repurchase 603 thousand shares at an average price of $49.76 per share in Q4 2017. This contributed to a total of $114 million of capital deployed to repurchase 2.6 million shares at an average price of $43.42 per share in 2017.

◦	Increased the Company’s share repurchase authorization up to an aggregate of $500 million of its issued and outstanding common stock.

◦	Paid dividends of $23 million on November 27, 2017. This contributed to $90 million of total dividends paid in 2017.

•	Capital expenditures were primarily driven by technology spend and totaled $26 million in Q4 and $112 million for 2017.

•
Cash available for corporate use was $439 million as of quarter-end, and Credit Agreement Net Leverage Ratio, which only applies to the revolving credit facility, was 2.81x, down 0.40x from the prior quarter.

◦
After applying $300 million of cash available for corporate use to Credit Agreement Net Debt, this left an additional $139 million of cash, which if applied to the debt, would further reduce the Credit Agreement Net Leverage Ratio to 2.63x.

Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. EST on Thursday, Feb. 1. To listen, call 877-677-9122 (domestic) or 708-290-1401 (international); passcode 1698747, or visit investor.lpl.com (webcast). Replays will be available by phone and on investor.lpl.com beginning two hours after the call and until Feb. 8 and Feb. 22, respectively. For telephonic replay, call 855-859-2056 (domestic) or 404-537-3406 (international); passcode 1698747.
About LPL Financial
LPL Financial is a leader in the retail financial advice market and the nation’s largest independent broker/dealer*. We serve independent financial advisors and financial institutions, providing them with the technology, research, clearing and compliance services, and practice management programs they need to create and grow thriving practices. LPL enables them to provide objective guidance to millions of American families seeking wealth management, retirement planning, financial planning and asset management solutions. LPL.com

*based on total revenues, Financial Planning magazine June 1996-2017.
Securities and Advisory Services offered through LPL Financial. A Registered Investment Advisor, Member FINRA/SIPC.
**Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects, and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP measures and metrics discussed below are appropriate for evaluating the performance of the Company.

EPS Prior to Amortization of Intangible Assets is defined as EPS plus Amortization of Intangible Assets expense, net of applicable tax benefit, divided by the number of shares outstanding for the applicable period. The Company presents EPS Prior to Amortization of Intangible Assets because management believes that it can be a useful financial metric to investors because it provides greater insight into the Company’s core operating performance by excluding non-cash items that management does not believe impact the Company’s ongoing operations. EPS Prior to Amortization of Intangible Assets is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to GAAP EPS or any other performance measure derived in accordance with GAAP. For a reconciliation of EPS Prior to Amortization of Intangible Assets to net income, please see footnote 31 on page 22 of this release.
Gross Profit is calculated as net revenues, which were $1,116 million for the three months ended December 31, 2017, less commission and advisory expenses and brokerage, clearing, and exchange fees, which were $698 million and $15 million, respectively, for the three months ended December 31, 2017. All other expense categories, including depreciation and amortization, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers its gross profit amounts to be non-GAAP measures that may not be comparable to those of others in its industry. Management believes that Gross Profit can be useful to investors because it shows the Company’s core operating performance before indirect costs that are general and administrative in nature.
Core G&A consists of total operating expenses, which were $1,008 million for the three months ended December 31, 2017, excluding the following expenses: commission and advisory, regulatory charges, promotional, employee share-based compensation, depreciation and amortization, amortization of intangible assets, and brokerage, clearing, and exchange. Management presents Core G&A because it believes Core G&A reflects the corporate operating expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as commission and advisory expenses, or which management views as promotional expense necessary to support advisor growth and retention including conferences and transition assistance. Core G&A is not a measure of the Company’s total operating expenses as calculated in accordance with GAAP. For a reconciliation of Core G&A against the Company’s total operating expenses, please see footnote 3 on page 20 of this release. The Company does not provide an outlook for its total operating expenses because it contains expense components, such as commission and advisory expenses, that are market-driven and over which the Company cannot exercise control. Accordingly a reconciliation of the Company’s outlook for Core G&A to an outlook for total operating expenses cannot be made available without unreasonable effort. Prior to 2016, the Company calculated Core G&A as consisting of total operating expenses, excluding the items described above, as well as excluding other items that primarily consisted of acquisition and integration costs resulting from various acquisitions and organizational restructuring and conversion costs. Beginning with results reported for Q1 2016, Core G&A was presented as including these items that were historically adjusted out.
EBITDA is defined as net income plus interest expense, income tax expense, depreciation, and amortization. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s EBITDA can differ significantly from EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense, tax expense, depreciation and amortization and further adjusted to exclude certain non-cash charges and other adjustments, including unusual or non-recurring charges and gains, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions, including the NPH acquisition. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s Credit Agreement-defined EBITDA can differ significantly from adjusted EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, capital investments, and types of adjustments made by such companies.
Forward-Looking Statements
Statements in this press release regarding the Company's future financial and operating results, outlook, success in recruiting and onboarding advisors from the broker/dealer network of National Planning Holdings, Inc. (“NPH”), future effective tax rate, growth, prospects, business strategies, future market position, future operating environment, and goals, including forecasts and statements relating to the Company’s future expenses, capital plans, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company's historical performance and its plans, estimates, and expectations as of February 1, 2018. The words “anticipates,” “believes,” “expects,” “may,” “plans,” “will,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees that the future results, plans, intentions, or expectations expressed or implied by the Company will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive, and other factors, which may cause actual financial or operating results, levels of activity, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: changes in general economic and financial market conditions, including retail investor sentiment; fluctuations in the value of advisory and brokerage assets; fluctuations in levels of net new assets and the related impact on revenue; fluctuations in the number of retail investors served by the Company; effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions; changes in the number of the Company's financial advisors and institutions, and their ability to market effectively financial products and services; whether the retail investors served by newly-recruited advisors choose to open accounts and/or move their respective assets to new accounts at the Company; changes in interest rates and fees payable by banks participating in the Company's cash sweep program, the Company's strategy and success in managing cash sweep program fees; changes in the growth and profitability of the Company's fee-based business; the effect of current, pending and future legislation, regulation and regulatory actions, including changes in the retail retirement savings area and disciplinary actions imposed by federal and state securities regulators and self-regulatory organizations; the costs of settling and remediating issues related to pending or future regulatory matters or legal proceedings; execution of the Company's capital management plans, including its compliance with the terms of its existing credit agreement and the indenture governing its senior notes;

the price, the availability of shares, and trading volumes of the Company's common stock, which will affect the timing and size of future share repurchases by the Company; changes made to the Company’s offerings and services, and the effect that such changes may have on the Company’s gross profit streams and costs; execution of the Company's plans and its success in realizing the expense savings, service improvements, and/or efficiencies expected to result from its initiatives and programs; the Company's success in negotiating and developing commercial arrangements with third-party services providers; the performance of third-party service providers to which business processes are transitioned from the Company; the Company's ability to control operating risks, information technology systems risks, cybersecurity risks, and sourcing risks; and the other factors set forth in Part I, “Item 1A. Risk Factors” in the Company's 2016 Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or subsequent filings with the SEC. In particular, the Company can provide no assurance that the assets reported as serviced by NPH financial advisors will translate into assets serviced at LPL Financial or that such financial advisors will join LPL Financial or remain at LPL Financial. Important factors that could cause or contribute to such differences include: difficulties and delays in recruiting or transferring the licenses of NPH’s advisors and/or onboarding the clients or businesses of NPH’s advisors; disruptions of the Company’s business due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with its financial advisors and their clients, employees, other business partners or governmental entities; the choice by clients of NPH’s advisors not to open brokerage and/or advisory accounts at LPL Financial and/or move their respective assets from NPH to a new account at LPL Financial; and effects of competition in the financial services industry, including competitors’ success in recruiting NPH’s advisors. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, even if its estimates change, and you should not rely on statements contained herein as representing the Company's views as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,			Years Ended December 31,
	2017	2016	% Change	2017	2016	% Change
REVENUES
Commission	$425,943	$423,267	1%	$1,670,824	$1,737,435	(4%)
Advisory	375,928	325,383	16%	1,409,247	1,289,681	9%
Asset-based	193,707	144,136	34%	708,333	556,475	27%
Transaction and fee	103,145	102,788	—%	424,667	415,715	2%
Interest income, net of interest expense	6,542	5,342	22%	24,473	21,282	15%
Other	11,177	6,541	71%	43,937	28,795	53%
Total net revenues	1,116,442	1,007,457	11%	4,281,481	4,049,383	6%
EXPENSES
Commission and advisory	697,725	646,501	8%	2,669,599	2,600,624	3%
Compensation and benefits	119,748	108,741	10%	456,918	436,557	5%
Promotional	60,066	35,602	69%	171,661	148,612	16%
Depreciation and amortization	20,138	19,783	2%	84,071	75,928	11%
Amortization of intangible assets	9,997	9,499	5%	38,293	38,035	1%
Occupancy and equipment	26,343	25,609	3%	97,332	92,956	5%
Professional services	20,675	17,944	15%	71,407	67,128	6%
Brokerage, clearing and exchange expense	15,480	14,213	9%	57,047	54,509	5%
Communications and data processing	12,416	12,652	(2%)	44,941	44,453	1%
Other	25,070	27,075	(7%)	96,210	96,587	—%
Total operating expenses	1,007,658	917,619	10%	3,787,479	3,655,389	4%
Non-operating interest expense	28,894	24,895	16%	107,025	96,478	11%
Loss on extinguishment of debt	—	—	n/m	22,407	—	n/m
Income before provision for income taxes	79,890	64,943	23%	364,570	297,516	23%
PROVISION FOR INCOME TAXES	15,792	23,207	(32%)	125,707	105,585	19%
NET INCOME	$64,098	$41,736	54%	$238,863	$191,931	24%
Earnings per share, basic	$0.71	$0.47	51%	$2.65	$2.15	23%
Earnings per share, diluted	$0.69	$0.46	50%	$2.59	$2.13	22%
Weighted-average shares outstanding, basic	89,921	89,212	1%	90,002	89,072	1%
Weighted-average shares outstanding, diluted	92,386	91,014	2%	92,115	90,013	2%

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income Trend
(In thousands, except per share data)
(Unaudited)

	Quarterly Results
	Q4 2017	Q3 2017	Q2 2017
REVENUES
Commission	$425,943	$403,011	$420,706
Advisory	375,928	356,945	346,515
Asset-based	193,707	183,953	173,450
Transaction and fee	103,145	103,999	109,361
Interest income, net of interest expense	6,542	6,162	5,976
Other	11,177	10,038	9,496
Total net revenues	1,116,442	1,064,108	1,065,504
EXPENSES
Commission and advisory	697,725	663,765	663,046
Compensation and benefits	119,748	113,659	110,299
Promotional	60,066	42,935	32,006
Depreciation and amortization	20,138	21,996	21,190
Amortization of intangible assets	9,997	9,352	9,453
Occupancy and equipment	26,343	22,803	22,987
Professional services	20,675	16,438	18,757
Brokerage, clearing and exchange expense	15,480	13,491	13,890
Communications and data processing	12,416	10,866	10,645
Other	25,070	24,376	24,201
Total operating expenses	1,007,658	939,681	926,474
Non-operating interest expense	28,894	26,519	26,261
Loss on extinguishment of debt	—	1,268	—
INCOME BEFORE PROVISION FOR INCOME TAXES	79,890	96,640	112,769
PROVISION FOR INCOME TAXES	15,792	38,498	44,335
NET INCOME	$64,098	$58,142	$68,434
Earnings per share, basic	$0.71	$0.65	$0.76
Earnings per share, diluted	$0.69	$0.63	$0.74
Weighted-average shares outstanding, basic	89,921	89,967	90,251
Weighted-average shares outstanding, diluted	92,386	92,042	92,013

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(Dollars in thousands, except par value)
(Unaudited)

	December 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$811,136	$747,709
Cash and securities segregated under federal and other regulations	763,831	768,219
Restricted cash	50,688	42,680
Receivables from:
Clients, net of allowance of $466 at December 31, 2017 and $1,580 at December 31, 2016	344,230	341,199
Product sponsors, broker-dealers, and clearing organizations	196,207	175,122
Advisor loans, net of allowance of $3,264 at December 31, 2017 and $1,852 at December 31, 2016	219,157	194,526
Others, net of allowance of $6,115 at December 31, 2017 and $12,851 at December 31, 2016	228,986	189,632
Securities owned:
Trading — at fair value	17,879	11,404
Held-to-maturity	11,833	8,862
Securities borrowed	12,489	5,559
Fixed assets, net of accumulated depreciation and amortization of $427,344 at December 31, 2017 and $355,919 at December 31, 2016	412,684	387,368
Goodwill	1,427,769	1,365,838
Intangible assets, net of accumulated amortization of $419,066 at December 31, 2017 and $380,775 at December 31, 2016	414,093	353,996
National Planning Holdings acquisition	162,500	—
Other assets	285,269	242,812
Total assets	$5,358,751	$4,834,926
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Drafts payable	$185,929	$198,839
Payables to clients	962,891	863,765
Payables to broker-dealers and clearing organizations	54,262	63,032
Accrued commission and advisory expenses payable	147,095	128,476
Accounts payable and accrued liabilities	461,149	385,545
Income taxes payable	469	4,607
Unearned revenue	72,222	62,785
Securities sold, but not yet purchased — at fair value	1,182	183
Long-term borrowings, net	2,385,022	2,175,436
Leasehold financing and capital lease obligations	107,518	105,649
Deferred income taxes, net	16,004	25,614
Total liabilities	4,393,743	4,013,931
Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Common stock, $.001 par value; 600,000,000 shares authorized; 123,030,383 shares issued at December 31, 2017 and 119,917,854 shares issued at December 31, 2016	123	120
Additional paid-in capital	1,556,117	1,445,256
Treasury stock, at cost — 33,262,115 shares at December 31, 2017 and 30,621,270 shares at December 31, 2016	(1,309,568)	(1,194,645)
Accumulated other comprehensive income	—	315
Retained earnings	718,336	569,949
Total stockholders’ equity	965,008	820,995
Total liabilities and stockholders’ equity	$5,358,751	$4,834,926

LPL Financial Holdings Inc.
Management's Statements of Operations (1)
(In thousands, except per share data)
(Unaudited)
The information presented on pages 10-19 of this release is presented as reviewed by the Company’s management and includes information derived from the Company’s Unaudited Condensed Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" that begins on page 4 of this release.

	Quarterly Results
	Q4 2017	Q3 2017	% Change	Q4 2016	% Change
Gross Profit(1)
Sales-based commissions	$174,052	$160,098	9%	$188,943	(8%)
Trailing commissions	251,891	242,913	4%	234,324	7%
Advisory	375,928	356,945	5%	325,383	16%
Commission and advisory fees	801,871	759,956	6%	748,650	7%
Commission and advisory expense	(697,725)	(663,765)	5%	(646,501)	8%
Commission and advisory fees, net of payout	104,146	96,191	8%	102,149	2%
Cash sweep	88,333	81,617	8%	48,756	81%
Other asset-based(2)	105,374	102,336	3%	95,380	10%
Transaction and fee	103,145	103,999	(1%)	102,788	—%
Interest income and other	17,719	16,200	9%	11,883	49%
Total net commission and advisory fees and attachment revenue	418,717	400,343	5%	360,956	16%
Brokerage, clearing, and exchange expense	(15,480)	(13,491)	15%	(14,213)	9%
Gross Profit(1)	403,237	386,852	4%	346,743	16%

G&A Expense
Core G&A(3)	194,607	178,769	9%	180,974	8%
Regulatory charges	5,433	4,433	n/m	6,275	n/m
Promotional	60,066	42,935	40%	35,602	69%
Employee share-based compensation	4,212	4,940	(15%)	4,772	(12%)
Total G&A	264,318	231,077	14%	227,623	16%
EBITDA(1)	138,919	155,775	(11%)	119,120	17%
Depreciation and amortization	20,138	21,996	(8%)	19,783	2%
Amortization of intangible assets	9,997	9,352	7%	9,499	5%
Non-operating interest expense	28,894	26,519	9%	24,895	16%
Loss on extinguishment of debt	—	1,268	n/m	—	n/m
INCOME BEFORE PROVISION FOR INCOME TAXES	79,890	96,640	(17%)	64,943	23%
PROVISION FOR INCOME TAXES	15,792	38,498	(59%)	23,207	(32%)
NET INCOME	$64,098	$58,142	10%	$41,736	54%
Earnings per share, diluted	$0.69	$0.63	10%	$0.46	50%
Weighted-average shares outstanding, diluted	92,386	92,042	—%	91,014	2%

LPL Financial Holdings Inc.
Management's Statements of Operations Trend (1)
(In thousands, except per share data)
(Unaudited)
The information presented on pages 10-19 of this release is presented as reviewed by the Company’s management and includes information derived from the Company’s Unaudited Condensed Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" that begins on page 4 of this release.

	Quarterly Results
	Q4 2017	Q3 2017	Q2 2017
Gross Profit(1)
Sales-based commissions	$174,052	$160,098	$181,843
Trailing commissions	251,891	242,913	238,863
Advisory	375,928	356,945	346,515
Commission and advisory fees	801,871	759,956	767,221
Commission and advisory expense	(697,725)	(663,765)	(663,046)
Commission and advisory fees, net of payout	104,146	96,191	104,175
Cash sweep	88,333	81,617	71,848
Other asset-based(2)	105,374	102,336	101,602
Transaction and fee	103,145	103,999	109,361
Interest income and other	17,719	16,200	15,472
Total net commission and advisory fees and attachment revenue	418,717	400,343	402,458
Brokerage, clearing, and exchange expense	(15,480)	(13,491)	(13,890)
Gross Profit(1)	403,237	386,852	388,568

G&A Expense
Core G&A(3)	194,607	178,769	176,428
Regulatory charges	5,433	4,433	5,428
Promotional	60,066	42,935	32,006
Employee share-based compensation	4,212	4,940	5,033
Total G&A	264,318	231,077	218,895
EBITDA(1)	138,919	155,775	169,673
Depreciation and amortization	20,138	21,996	21,190
Amortization of intangible assets	9,997	9,352	9,453
Non-operating interest expense	28,894	26,519	26,261
Loss on extinguishment of debt	—	1,268	—
INCOME BEFORE PROVISION FOR INCOME TAXES	79,890	96,640	112,769
PROVISION FOR INCOME TAXES	15,792	38,498	44,335
NET INCOME	$64,098	$58,142	$68,434
Earnings per share, diluted	$0.69	$0.63	$0.74
Weighted-average shares outstanding, diluted	92,386	92,042	92,013

LPL Financial Holdings Inc.
Operating Measures (1)
(Dollars in billions, except where noted) (Unaudited)

	Q4 2017	Q3 2017	Change	Q4 2016	Change
Market Drivers
S&P 500 Index (end of period)	2,674	2,519	6%	2,239	19%
Fed Funds Daily Effective Rate (FFER) (average bps)	120	116	4bps	45	75bps
Assets
Advisory Assets(4)	$273.0	$250.2	9%	$211.6	29%
Brokerage Assets(5)	342.1	309.8	10%	297.8	15%
Total Brokerage and Advisory Assets	$615.1	$560.0	10%	$509.4	21%
Advisory % of Total Assets	44.4%	44.7%	(30bps)	41.5%	290bps
Assets Prior to NPH
Advisory Assets(4)	$265.2	$250.2	6%	$211.6	25%
Brokerage Assets(5)	315.5	309.8	2%	297.8	6%
Total Brokerage and Advisory Assets	$580.7	$560.0	4%	$509.4	14%
Advisory % of Total Assets	45.7%	44.7%	100bps	41.5%	420bps

Assets by Platform
Corporate Platform Advisory Assets(6)	$160.0	$145.0	10%	$127.0	26%
Hybrid Platform Advisory Assets(7)	113.0	105.2	7%	84.6	34%
Total Brokerage Assets	342.1	309.8	10%	297.8	15%
Total Brokerage and Advisory Assets	$615.1	$560.0	10%	$509.4	21%
Assets by Platform Prior to NPH
Corporate Platform Advisory Assets(6)	$152.7	$145.0	5%	$127.0	20%
Hybrid Platform Advisory Assets(7)	112.5	105.2	7%	84.6	33%
Total Brokerage Assets	315.5	309.8	2%	297.8	6%
Total Brokerage and Advisory Assets	$580.7	$560.0	4%	$509.4	14%

Centrally Managed Assets
Centrally Managed Assets (8)	$32.9	$29.3	12%	$23.2	42%
Centrally Managed Assets % of Total Advisory Assets	12.1%	11.7%	40bps	11.0%	110bps
Centrally Managed Assets Prior to NPH
Centrally Managed Assets (8)	$31.8	$29.3	9%	$23.2	37%
Centrally Managed Assets % of Total Advisory Assets	12.0%	11.7%	30bps	11.0%	100bps

Retirement Assets
Advisory Retirement Assets(9)	$152.6	$139.3	10%	$116.2	31%
Brokerage Retirement Assets(9)	168.7	155.5	8%	148.9	13%
Total Brokerage and Advisory Retirement Assets (9)	$321.3	$294.8	9%	$265.1	21%
Retirement % of Total Assets	52.2%	52.6%	(40bps)	52.0%	20bps
Retirement Assets Prior to NPH
Advisory Retirement Assets(9)	$147.8	$139.3	6%	$116.2	27%
Brokerage Retirement Assets(9)	158.6	155.5	2%	148.9	7%
Total Brokerage and Advisory Retirement Assets (9)	$306.4	$294.8	4%	$265.1	16%
Retirement % of Total Assets	52.8%	52.6%	20bps	52.0%	80bps

LPL Financial Holdings Inc.
Operating Measures (1)
(Dollars in billions, except where noted) (Unaudited)

	Q4 2017	Q3 2017	Change	Q4 2016	Change
Net New Assets (NNA)
Net New Advisory Assets(10)	$14.0	$6.9	n/m	$4.8	n/m
Net New Brokerage Assets(11)	23.5	(4.0)	n/m	(2.3)	n/m
Total Net New Assets	$37.5	$2.9	n/m	$2.5	n/m
Net Brokerage to Advisory Conversions(12)	$2.1	$1.9	n/m	$1.7	n/m

Net New Assets Prior to NPH
Net New Advisory Assets(10)	$6.3	$6.9	n/m	$4.8	n/m
Net New Brokerage Assets(11)	(3.0)	(4.0)	n/m	(2.3)	n/m
Total Net New Assets	$3.3	$2.9	n/m	$2.5	n/m
Advisory NNA Annualized Growth(13)	10%	12%	n/m	9%	n/m
Total NNA Annualized Growth(13)	2%	2%	n/m	2%	n/m

Net New Advisory Assets
Corporate Platform Net New Advisory Assets(14)	$11.1	$4.0	n/m	$1.9	n/m
Hybrid Platform Net New Advisory Assets(15)	2.9	2.9	n/m	2.9	n/m
Total Net New Advisory Assets	$14.0	$6.9	n/m	$4.8	n/m
Centrally Managed Net New Advisory Assets(16)	$2.5	$1.5	n/m	$0.3	n/m

Net New Advisory Assets Prior to NPH
Corporate Platform Net New Advisory Assets(14)	$3.9	$4.0	n/m	$1.9	n/m
Hybrid Platform Net New Advisory Assets(15)	2.4	2.9	n/m	2.9	n/m
Total Net New Advisory Assets	$6.3	$6.9	n/m	$4.8	n/m
Centrally Managed Net New Advisory Assets(16)	$1.4	$1.5	n/m	$0.3	n/m

Cash Sweep Balances
Insured Cash Account Balances	$22.9	$21.9	5%	$22.8	—%
Deposit Cash Account Balances	4.2	4.1	2%	4.4	(5%)
Money Market Account Cash Balances	2.7	2.3	17%	4.1	(34%)
Total Cash Sweep Balances	$29.8	$28.3	5%	$31.3	(5%)
Cash Sweep % of Total Assets	4.8%	5.1%	(30bps)	6.1%	(130bps)
Cash Sweep Balances Prior to NPH
Insured Cash Account Balances	$22.5	$21.9	3%	$22.8	(1%)
Deposit Cash Account Balances	4.0	4.1	(2%)	4.4	(9%)
Money Market Account Cash Balances	2.3	2.3	—%	4.1	(44%)
Total Cash Sweep Balances	$28.8	$28.3	2%	$31.3	(8%)
Cash Sweep % of Total Assets	5.0%	5.1%	(10bps)	6.1%	(110bps)

Cash Sweep Average Fees
Insured Cash Account Average Fee - bps(17)	132	124	8	73	59
Deposit Cash Account Fee Average Fee - bps(17)	113	100	13	39	74
Money Market Account Average Fee - bps(17)	69	67	2	43	26
Total Cash Sweep Average Fee - bps(17)	124	116	8	64	60

LPL Financial Holdings Inc.
Monthly Metrics (1)
(Dollars in billions, except where noted)
(Unaudited)

	December 2017	November 2017	Nov to Dec Change	October 2017	September 2017
Assets Served
Advisory Assets(4)	$273.0	$260.7	4.7%	$254.8	$250.2
Brokerage Assets(5)	342.1	314.3	8.8%	311.6	309.8
Total Brokerage and Advisory Assets	$615.1	$575.0	7.0%	$566.4	$560.0

Assets Served Prior to NPH
Advisory Assets(4)	$265.2	$260.7	1.7%	$254.8	$250.2
Brokerage Assets(5)	315.5	314.3	0.4%	311.6	309.8
Total Brokerage and Advisory Assets	$580.7	$575.0	1.0%	$566.4	$560.0

Net New Assets
Net New Advisory Assets(10)	$10.0	$2.3	n/m	$1.7	$1.7
Net New Brokerage Assets(11)	25.6	(1.0)	n/m	(1.1)	(0.8)
Total Net New Assets	$35.6	$1.3	n/m	$0.6	$0.9
Net Brokerage to Advisory Conversions(12)	$0.7	$0.7	n/m	$0.7	$0.5

Net New Assets Prior to NPH
Net New Advisory Assets(10)	$2.4	$2.3	n/m	$1.7	$1.7
Net New Brokerage Assets(11)	(0.9)	(1.0)	n/m	(1.1)	(0.8)
Total Net New Assets	$1.5	$1.3	n/m	$0.6	$0.9

Cash Sweep Balances
Insured Cash Account Balances	$22.9	$21.6	6.0%	$21.5	$21.9
Deposit Cash Account Balances	4.2	3.9	7.7%	3.9	4.1
Money Market Account Cash Balances	2.7	2.2	22.7%	2.3	2.3
Total Client Cash Sweep Balances	$29.8	$27.7	7.6%	$27.7	$28.3

Cash Sweep Balances Prior to NPH
Insured Cash Account Balances	$22.5	$21.6	4.2%	$21.5	$21.9
Deposit Cash Account Balances	4.0	3.9	2.6%	3.9	4.1
Money Market Account Cash Balances	2.3	2.2	4.5%	2.3	2.3
Total Client Cash Sweep Balances	$28.8	$27.7	4.0%	$27.7	$28.3

Market Indices
S&P 500 Index (end of period)	2,674	2,648	1.0%	2,575	2,519
Fed Funds Effective Rate (average bps)	130	116	14bps	116	116

LPL Financial Holdings Inc.
Financial Measures (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2017	Q3 2017	% Change	Q4 2016	% Change
Commission Revenue by Product
Variable annuities	$174,209	$163,778	6%	$172,147	1%
Mutual funds	137,316	131,339	5%	131,749	4%
Alternative investments	6,547	6,676	(2%)	9,511	(31%)
Fixed annuities	32,054	32,764	(2%)	34,439	(7%)
Equities	20,659	17,748	16%	22,108	(7%)
Fixed income	26,373	23,912	10%	22,661	16%
Insurance	19,998	17,338	15%	18,613	7%
Group annuities	8,638	9,319	(7%)	11,817	(27%)
Other	149	137	9%	222	(33%)
Total commission revenue	$425,943	$403,011	6%	$423,267	1%

Commission Revenue by Sales-based and Trailing Commission
Sales-based commissions
Variable annuities	$51,523	$46,148	12%	$58,430	(12%)
Mutual funds	32,318	30,638	5%	32,651	(1%)
Alternative investments	2,940	2,550	15%	7,411	(60%)
Fixed annuities	26,767	27,906	(4%)	31,310	(15%)
Equities	20,659	17,748	16%	22,108	(7%)
Fixed income	20,548	17,967	14%	17,999	14%
Insurance	18,512	15,906	16%	17,115	8%
Group annuities	636	1,098	(42%)	1,697	(63%)
Other	149	137	9%	222	(33%)
Total sales-based commissions	$174,052	$160,098	9%	$188,943	(8%)
Trailing commissions
Variable annuities	$122,686	$117,630	4%	$113,717	8%
Mutual funds	104,998	100,701	4%	99,098	6%
Alternative investments	3,607	4,126	(13%)	2,100	72%
Fixed annuities	5,287	4,858	9%	3,129	69%
Fixed income	5,825	5,945	(2%)	4,662	25%
Insurance	1,486	1,432	4%	1,498	(1%)
Group annuities	8,002	8,221	(3%)	10,120	(21%)
Total trailing commissions	$251,891	$242,913	4%	$234,324	7%
Total commission revenue	$425,943	$403,011	6%	$423,267	1%

LPL Financial Holdings Inc.
Financial Measures (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2017	Q3 2017	Change	Q4 2016	Change
Payout Rate
Base Payout Rate	82.56%	83.01%	(45bps)	82.28%	28bps
Production Based Bonuses	3.28%	3.04%	24bps	3.40%	(12bps)
GDC Sensitive Payout	85.84%	86.05%	(21bps)	85.68%	16bps
Non-GDC Sensitive Payout	1.17%	1.29%	(12bps)	0.68%	49bps
Total Payout Ratio	87.01%	87.34%	(33bps)	86.36%	65bps
Production Based Bonuses Ratio (Trailing Twelve Months)	2.7%	2.7%	—	2.6%	10bps

LPL Financial Holdings Inc.
Capital Management Measures (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2017		Q3 2017
Credit Agreement EBITDA(1)
Net income	$64,098		$58,142
Non-operating interest expense	28,894		26,519
Provision for income taxes	15,792		38,498
Loss on extinguishment of debt	—		1,268
Depreciation and amortization	20,138		21,996
Amortization of intangible assets	9,997		9,352
EBITDA(1)	$138,919		$155,775
Credit Agreement Adjustments:
Employee share-based compensation expense	4,211		4,940
Advisor share-based compensation expense	2,426		3,120
NPH run-rate EBITDA accretion(18)	42,500		—
NPH onboarding costs	28,970		2,861
Other(19)	6,200		6,383
Credit Agreement EBITDA(1)	$223,226		$173,079

Cash Available for Corporate Use(20)
Cash at Parent	$387,446		$384,404
Excess Cash at Broker-Dealer subsidiary per Credit Agreement	44,031		120,454
Other Available Cash	7,996		9,261
Total Cash Available for Corporate Use	$439,473		$514,119

Credit Agreement Net Leverage
Total Debt (does not include unamortized premium)	$2,396,250		$2,400,000
Cash Available (up to $300 million)	300,000		300,000
Credit Agreement Net Debt	$2,096,250		$2,100,000
Credit Agreement EBITDA (trailing twelve months)(21)	$745,336		$655,172
Credit Agreement Net Leverage Ratio	2.81	x	3.21	x

LPL Financial Holdings Inc.
Debt Schedule (1)
(Dollars in thousands, except where noted)
(Unaudited)

Total Debt	Outstanding (end of period)		Current Applicable Margin	Yield At Issuance	Interest Rate (end of period)	Maturity
Revolving Credit Facility Loans(a)	$—		LIBOR+150bps(b)		—%	9/21/2022
Senior Secured Term Loan B	1,496,250		LIBOR+225 bps(b)		3.81%	9/21/2024
Senior Unsecured Notes(c)	500,000		5.75% Fixed	5.750%	5.75%	9/15/2025
Senior Unsecured Notes(c)	400,000	(d)	5.75% Fixed	5.115%	5.75%	9/15/2025
Total / Weighted Average	$2,396,250				4.54%

(a)	The Revolving Credit Facility has a borrowing capacity of $500 million.

(b)	The LIBOR rate option is one-, two-, three- or six-month LIBOR rate and subject to an interest rate floor of 0 basis points.

(c)
The Senior Unsecured Notes were issued in two separate transactions; $500 million in notes were issued in March 2017 at par; the remaining $400 million were issued in September 2017 and priced at 103% of the aggregate principal amount.

(d)	Does not include unamortized premium of approximately $12 million as of December 31, 2017.

LPL Financial Holdings Inc.
Key Business and Financial Metrics (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2017		Q3 2017		Change		Q4 2016		Change
Advisors
Advisors	15,210		14,253		7%		14,377		6%
Net New Advisors	957		(3)		n/m		192		n/m
Annualized commission and advisory fees per Advisor(22)	$218		$213		2%		$210		4%
Average Total Assets per Advisor ($ in millions)(23)	$40.4		$39.3		3%		$35.4		14%
Transition assistance loan amortization($ in millions)(24)	$14.5		$13.9		4%		$12.8		13%
Total client accounts (in millions)	4.8		4.7		2%		4.7		2%

Employees - period end	3,736		3,564		5%		3,288		14%

Productivity Metrics
Annualized Advisory Revenue as a percentage of Corporate Advisory Assets	1.04%		1.04%		—		1.04%		—%
Gross Profit ROA(25)	27.5	bps	27.9	bps	(0.4	bps)	27.6	bps	(0.1	bps)
OPEX ROA(26)	20.1	bps	19.0	bps	1.1	bps	20.5	bps	(0.4	bps)
EBIT ROA(27)	7.4	bps	8.9	bps	(1.5	bps)	7.1	bps	0.3	bps
Production Retention Rate (YTD annualized)(28)	95.0%		94.6%		40	bps	95.6%		(60	bps)
Recurring Gross Profit Rate (trailing twelve months) (29)	82.6%		82.2%		40	bps	81.2%		140	bps
EBITDA as a percentage of Gross Profit	34.5%		40.3%		(580	bps)	34.4%		10	bps

Productivity Metrics Prior to NPH
Gross Profit ROA(25)	27.8	bps	27.9	bps	(0.1	bps)	27.6	bps	0.2	bps
OPEX ROA(26)	18.0	bps	19.0	bps	(1.0	bps)	20.5	bps	(2.5	bps)
EBIT ROA(27)	9.8	bps	8.9	bps	0.9	bps	7.1	bps	2.7	bps
EBITDA as a percentage of Gross Profit	42.6%		40.3%		230	bps	34.4%		820	bps

Capital Allocation per Share(30) (in millions, except per share data)
Share Repurchases	$30.0		$25.0		20%		$—		n/m
Dividends	22.5		22.5		—%		22.3		1%
Total Capital Allocated	$52.5		$47.5		11%		$22.3		135%
Weighted-average Share Count, Diluted	92.4		92.0		—%		91.0		2%
Total Capital Allocated per Share(30)	$0.57		$0.52		10%		$0.25		128%

Endnote Disclosures

(1)
The information presented on pages 10-19 includes non-GAAP financial measures and operational and performance metrics. For more information on non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures” on page 4.

(2)
Other asset-based revenues consist of revenues from the Company's sponsorship programs with financial product manufacturers and omnibus processing and networking services, but does not include fees from cash sweep programs. Other asset-based revenues are a component of asset-based revenues and are derived from the Company's Unaudited Condensed Consolidated Statements of Income.

(3)Core G&A is a non-GAAP financial measure. Please see a description of Core G&A under “Non-GAAP Financial Measures” on page 4 of this release for additional information. Below is a reconciliation of Core G&A against the Company’s total operating expense for the periods presented:

	Q4 2017	Q3 2017	Q4 2016
Operating Expense Reconciliation (in thousands)
Core G&A	$194,607	$178,769	$180,974
Regulatory charges	5,433	4,433	6,275
Promotional	60,066	42,935	35,602
Employee share-based compensation	4,212	4,940	4,772
Total G&A	264,318	231,077	227,623
Commissions and advisory	697,725	663,765	646,501
Depreciation & amortization	20,138	21,996	19,783
Amortization of intangible assets	9,997	9,352	9,499
Brokerage, clearing and exchange	15,480	13,491	14,213
Total operating expense	$1,007,658	$939,681	$917,619

(4)	Consists of total advisory assets under custody at LPL Financial.

(5)	Consists of brokerage assets serviced by advisors licensed with the Company’s broker-dealer subsidiary LPL Financial LLC (“LPL Financial”).

(6)	Consists of total assets on LPL Financial's corporate advisory platform serviced by advisors who are investment advisor representatives of LPL Financial.

(7)
Consists of total assets on LPL Financial's independent advisory platform serviced by advisors who are investment advisor representatives of separate investment advisor firms ("Hybrid RIAs"), rather than of LPL Financial.

(8)	Centrally Managed Assets represents those Advisory Assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios, and Guided Wealth Portfolios platforms.

(9)
Total Brokerage and Advisory Retirement Assets are a component of Total Brokerage and Advisory Assets. This measure does not include additional retirement plan assets custodied with third parties, estimated to be $135 billion.

(10)
Consists of total client deposits into advisory accounts less total client withdrawals from advisory accounts. The Company considers conversions from and to brokerage accounts as deposits and withdrawals respectively.

(11)
Consists of total client deposits into brokerage accounts less total client withdrawals from brokerage accounts. The Company considers conversions from and to advisory accounts as deposits and withdrawals respectively.

(12)	Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.

(13)	Calculated as annualized current period net new assets divided by preceding period assets in their respective categories of advisory assets or total brokerage and advisory assets.

(14)	Consists of total client deposits into advisory accounts on LPL Financial's corporate advisory platform (FN 6) less total client withdrawals from advisory accounts on its corporate advisory platform.

(15)
Consists of total client deposits into advisory accounts on LPL Financial's independent advisory platform (FN 7) less total client withdrawals from advisory accounts on its independent advisory platform.

(16)	Consists of total client deposits into Centrally Managed Assets (FN 8) less total client withdrawals from Centrally Managed Assets accounts.

(17)	Calculated by dividing revenue for the period by the average balance during the period.

(18)
Represents estimated potential future cost savings, operating expense reductions or other synergies included in Credit Agreement EBITDA in accordance with the Credit Agreement relating to the acquisition of NPH. Such amounts do not represent actual performance and there can be no assurance that any such cost savings, operating expense reductions or other synergies will be realized.

(19)
Represents items that are adjustable in accordance with the Credit Agreement to calculate Credit Agreement EBITDA, including employee severance costs, employee signing costs, employee retention or completion bonuses, and other non-recurring costs.

(20)	Consists of cash unrestricted by the Credit Agreement and other regulations available for operating, investing, and financing uses.

(21)	Under the Credit Agreement, management calculates Credit Agreement EBITDA for a four-quarter period at the end of each fiscal quarter, and in so doing may make further adjustments to prior quarters.

(22)	Calculated based on the average advisor count from the current period and prior period.

(23)	Calculated based on the end of period Total Brokerage and Advisory Assets divided by end of period Advisor count.

(24)	Represents the amortization expense amount of forgivable loans from transition assistance paid to advisors and financial institutions.

(25)
Represents annualized Gross Profit (see FN 1) for the period, divided by average month-end Total Brokerage and Advisory Assets for the period. Prior to Q4 2017, Management calculated Gross Profit ROA by dividing annualized Gross Profit for the period by Total Brokerage and Advisory Assets at the end of the period. Amounts in this release reflect this new methodology.

(26)
Represents annualized operating expenses for the period, excluding production-related expense, divided by average month-end Total Brokerage and Advisory Assets for the period. Production-related expense includes commissions and advisory expense and brokerage, clearing and exchange expense. For purposes of this metric, operating expenses includes Core G&A (see FN 3), Regulatory, Promotional, Employee Share Based Compensation, Depreciation & Amortization, and Amortization of Intangible Assets. Prior to Q4 2017, Management calculated OPEX ROA by dividing annualized operating expenses for the period by Total Brokerage and Advisory Assets at the end of the period. Amounts in this release reflect this new methodology.

(27)	EBIT ROA is calculated as Gross Profit ROA less OPEX ROA.

(28)	Reflects retention of commission and advisory revenues, calculated by deducting the prior year production of the annualized year-to-date attrition rate, over the prior year total production.

(29)
Recurring Gross Profit Rate refers to the percentage of the Company’s gross profit, a non-GAAP financial measure, that was recurring for the period presented. Management tracks recurring gross profit, a characterization of gross profit and a statistical measure, which is defined to include the Company’s revenues from asset-based fees, advisory fees, trailing commissions, cash sweep programs, and certain other fees that are based upon client accounts and advisors, less the expenses associated with such revenues and certain other recurring expenses not specifically associated with a revenue line. Management allocates such other recurring expenses, such as non-GDC sensitive production expenses, on a pro-rata basis against specific revenue lines at its discretion.

(30)	Capital Allocation per Share equals the amount of capital allocated for share repurchases and cash dividends divided by the diluted weighted-average shares outstanding

(31)EPS prior to amortization of intangible assets is a non-GAAP financial measure. Please see a description of EPS prior to amortization of intangible assets under “Non-GAAP Financial Measures” on page 4 of this release for additional information. Below is a reconciliation of EPS, prior to amortization of intangible assets against the Company’s GAAP EPS for the periods presented:

EPS Reconciliation (in thousands, except per share data)	Q4 2017	Full Year 2017
EPS	$0.69	$2.59
Amortization of Intangible Assets	$9,997	$38,293
Tax Benefit	$(3,899)	$(14,934)
Amortization of Intangible Assets Net of Tax Benefit	$6,098	$23,359
Diluted Share Count	92,386	92,115
EPS Impact	$0.07	$0.25
EPS Prior to Amortization of Intangible Assets	$0.76	$2.84